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                                                                      Exhibit 21
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A.T. Kearney GmbH, a Germany corporation
A.T. Kearney International, Inc., a Delaware corporation
A.T. Kearney, Inc., a Delaware corporation
American Network Leasing Corporation, a Nevada corporation
  (does business under assumed/fictitious names of American Network Leasing Corporation of Nevada, ANLC Corporation, and Premier Collection Services)
Appex, Inc., a Delaware corporation
E.D.S. de Mexico, Sociedad Anonima de Capital Variable, a Mexico corporation E.D.S. International Corporation, a Texas corporation
E.D.S. of Canada, Ltd., an Ontario corporation
E.D.S. World Corporation (Far East), a Nevada corporation
E.D.S. World Corporation (Netherlands), a Texas corporation
EDS (Australia) Pty Limited, an Australia corporation
EDS (Electronic Data Systems) Limited, an England corporation
EDS (Europe) S.A., a Switzerland corporation
EDS Antares, Inc., a Nevada corporation
  (does business under assumed/fictitious name of Antares Alliance Group)
EDS Electronic Data Systems Italia S.p.A., an Italy corporation
EDS Electronic Financial Services, Inc., a Delaware corporation
EDS Finance plc, an England corporation
EDS Holding GmbH, a Germany corporation
EDS International (France) S.A.S., a France corporation
EDS New Zealand Limited, a New Zealand corporation
EDS Personal Communications Corporation, a Delaware corporation
EDS Technical Products Corporation, a Delaware corporation
EDS-Electronic Data Systems do Brasil Ltda, a Brazil corporation
Electronic Data Systems (EDS) International B.V., a Netherlands corporation Electronic Data Systems (EDS) Sweden AB, a Sweden corporation
Electronic Data Systems Belgium N.V., a Belgium corporation
Electronic Data Systems de Venezuela "EDS" C.A., a Venezuela corporation Electronic Data Systems Espana S.A., a Spain corporation
Electronic Data Systems Limited, an England corporation
Electronic Data Systems, Ltd., a Japan corporation
Japan Systems Company Limited, a Japan corporation
LG-EDS Systems, Inc., a Korea corporation
National Heritage Insurance Company, a Texas insurance corporation
OAN Services, Inc., a Texas corporation
        (does business under assumed/fictitious name of EDS OAN Services, Inc.) Power Investment Corporation, a Nevada corporation
SD-Scicon Ltd, an England corporation
Subarban Limited-Liability Company, a Nevada corporation
Telecommunications International, Inc., a California corporation
  (does business under assumed/fictitious name of TIIC)
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Varitel, Inc., a California corporation

Electronic Data Systems Corporation does business under various assumed/fictitious names, as follows: Encore Auto Financing, Inc. - in Missouri and Oklahoma; Energy Management Associates - in California, Georgia and Guam; Maryland Health Information Network - in Delaware, Illinois, Maryland, Michigan, New York, Virginia and West Virginia.